Exhibit 10.17

NON-EXCLUSIVE PLACEMENT AGENCY AGREEMENT

This Placement Agency Agreement (this “Agreement”) is made as of November 30, 2009, between Single Touch Systems Inc., a Delaware corporation (the “Company”), and Financial West Investment Group, Inc., a California corporation (the “Placement Agent”). The Placement Agent and the Company agree:

1. Engagement of Placement Agent. The Company hereby engages the Placement Agent, and the Placement Agent hereby accepts such engagement, to act as the Company’s non-exclusive Placement Agent with respect to sales by the Company in a best efforts private placement transaction (the “Offering”) of up to $6,000,000 (six million) aggregate principal amount of Equity, Equity-Related or Debt Securities (the “Securities”) of the Company to the investors during the term of this Agreement as set forth in Section 6.

2. Offering Procedures. The Placement Agent will introduce the Company to investors who the Placement Agent reasonably believes to be “accredited investors,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), (the “Offerees”).

3. Placement Agent’s Compensation. In consideration for the services rendered by the Placement Agent hereunder, the Company shall pay to the Placement Agent, or cause the Placement Agent to be paid, compensation as provided in this section within 3 days of the Company’s receipt of funds from the Offerees, and $10,000 expenses.

(a) Cash Compensation. The Company shall pay to the Placement Agent cash and or stock compensation equal to seven percent (7%) of the gross Offering funds received in the Offering.

(b) Warrant Compensation. The Company shall issue the Placement Agent a 3 year Warrant to purchase 5% of the shares sold by Placement Agent.

For purposes of determining the Placement Agent’s compensation under this Section 3, the gross offering funds received in the Offering(s) shall include any amounts paid to the Company by investors in respect to an exercise or conversion of any of the Securities or Warrants.

4. Certain Matters Relating to Placement Agent’s Duties.

(a) The Placement Agent’s responsibilities shall be limited to introducing potential investors to the Company, and the Placement Agent shall not have authority to offer or sell the Securities to any potential investor. Placement Agent shall not use any general solicitation or general advertising within the meaning of the applicable securities laws in connection with any offering. The Placement Agent shall have no responsibility but may participate or assist in any negotiations between any potential investor and the Company. Further, the Placement Agent shall have no responsibility for fulfilling any SEC reporting or filing requirements as relates to the Company provided however, Placement Agent agrees to provide Company with reasonable assistance related to any registration, qualification or other requirements of applicable securities laws and other regulatory matters, upon request of the Company.

(b) The Placement Agent agrees to introduce the Company to Offerees only instates in which the Placement Agent has been advised by the Company that offers and sales of Securities can he legally made by the Company.

(c) The Placement Agent shall perform its duties under this Agreement in a manner consistent with the instructions of the Company. Such performance shall include, but not be limited to, the delivery to each Offeree a current copy of the Private Placement Memorandum, Subscription Agreement and any Offering Questionnaire and/or similar documents provided to the Placement Agent by the Company, as such documents may be amended from time to time by the Company and delivered to the Placement Agent. The Placement Agent shall maintain a copy of any written information the Placement Agent obtains regarding the suitability of each Offeree; and only use the Private Placement Memorandum in introducing Offerees to the Company. The Company shall, promptly following execution of this Agreement, provide the Placement Agent with a written list of prospective Offerees which the Company does not want the Placement Agent to contact. The Placement Agent agrees to not contact the persons on such list, and the Placement Agent shall not be entitled to the compensation set forth in Section 3 with respect to any investment made by such person in the Company’s Securities.

(d) The Placement Agent is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between the Placement Agent and the Company. The Placement Agent will not hold itself out as having, and will not state to any person that the Placement Agent has, any relationship with the Company other than as an independent contractor. The Placement Agent shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

5. Right of First Refusal. In consideration for the Placement Agent acting as the Placement Agent in connection with the proposed offering, the Company hereby grants the Placement Agent a right of first refusal to serve as the Company’s non-exclusive financial advisor and investment banker in connection with any financial transaction for a period of 1 year from the closing of the transaction. In the event the company advises the Placement Agent that it desires to effect any financial transaction, the Company and the Placement Agent will negotiate in good faith the terms of the Placement Agent’s engagement in a separate agreement which would set forth, among other matters, compensation for the Placement Agent based upon customary fees for the services provided.

6. Termination of Agreement. Either party may terminate this Agreement by notifying the other party in writing upon a material breach by that other party, unless such breach is curable and is in fact cured within 15 days after such notice. This Agreement will otherwise terminate upon completion or termination of the Offering. The Company may terminate this Agreement following ninety (90) days after the date hereof upon written notice. Notwithstanding the foregoing, all provisions of this Agreement other than Sections 1, 2, 4 and 5 shall survive the termination of this Agreement with respect to Offerees who the Placement Agent introduces to the Company prior to any termination with respect to the Offering. The Placement Agent shall be entitled to compensation under Section 3 based on investments made by such Offerees prior to the termination of this Agreement or at any time within one year thereafter.

7. Indemnification. The Company and the Placement Agent each shall indemnify and defend the other and the other’s affiliates, directors, officers, employees, agents, consultants, attorneys, accountants and other representatives (each an “Indemnified Person”) and shall hold each Indemnified Person harmless, to the fullest extent permitted by law, from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorney’s fees and costs), as they are incurred, in connection with the Offering, resulting from the indemnifying party’s negligence, bad faith or willful misconduct in connection with the Offering, any violation by the indemnifying party (not caused by an Indemnified Person) of Federal or state securities laws in connection with the Offering, or any breach by the indemnifying party of this Agreement. In case any litigation or proceeding shall be brought against any Indemnified Person under this section, the indemnifying party shall be entitled to assume the defense of such litigation or proceeding with counsel of the indemnifying party’s choice at its expense (in which case the indemnifying party shall not be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person, except in the limited circumstances described below in this section); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the indemnifying party’s election to assume the defense of such litigation or proceeding (a) such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and (b) the indemnifying party shall bear the reasonable fees, costs and expenses of separate counsel if (but only if) the use of counsel selected by the indemnifying party to represent such Indemnified Person would present such counsel with a conflict of interest under applicable laws or rules of professional conduct.

8. Confidentiality of Offeree Information. The Company acknowledges that the identity of the Offerees, and all confidential information about Offerees received by the Company from an Offeree or the Placement Agent, is confidential information of the Placement Agent and may not be shared with any other person without the consent of the Placement Agent.

9. Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a)	If to the Company, to:

Anthony Macaluso, CEO

Single Touch Systems Inc.

2235 Encinitas Blvd. Suite 210

Encinitas, CA 92024

Phone: 760.438.0100

Fax: 760.438.1171

E-Mail:

(b)	If to the Placement Agent, to:

Howard Davis

Director of Corporate Finance

4510 E Thousand Oaks Blvd

Westlake Village, CA 91362

Phone: (805) 497-9222

E-Mail:

10. Company to Control Transactions. The prices, terms and conditions under which the Company shall offer or sell any Securities shall be determined by the Company in its sole discretion. The Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of Securities. Nothing in this Agreement shall obligate the Company to actually offer or sell any Securities or consummate any transaction. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with any offering or sale of Securities. Compensation pursuant to this Agreement shall only he paid to the Placement Agent in the event of an actual Closing of the Offering to an Offeree introduced by Placement Agent.

11. Confidentiality of Company Information. The Placement Agent, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, the Placement Agent agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Placement Agent from utilizing, subject to the terms and conditions of this Agreement, the Private Placement Memorandum and/or other documents prepared or approved by the Company for use in the Offering.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and the Placement Agent shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to the Placement Agent or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, the Placement Agent and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agreement.

12. Press Releases, Etc. The Company shall control all press releases or announcements to the public, the media or the industry regarding any offering, placement, transaction or business relationship involving the Company or its affiliates. Except for communication to Offerees in furtherance of this Agreement and the provision of the Private Placement Memorandum, the

Placement Agent will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof. Notwithstanding the foregoing, the Company agrees to issue a press release prior to the opening of the market on the business day following the Company’s receipt of executed agreements binding Offerees to purchase Securities in at least the amount of the minimum Offering (if there is any such minimum) setting forth the material terms of the Offering.

13. Expenses, Etc. The compensation described in Section 3 of this Agreement shall be the Placement Agent’s sole compensation for all of its services and efforts to the Company and its affiliates, in connection with any offering or placement of Securities. However, while the Placement Agent shall pay all of its own costs and expenses exceeding ten thousand ($10,000) in carrying out its activities hereunder; the Company will reimburse the Placement Agent for the first $10,000 of aforementioned expenses after they have been incurred by the Placement Agent, and an itemized accounting has been provided to the Company. The Company further agrees to pay for all legal expenses relating to closing the transaction contemplated. The Placement Agent shall be exclusively responsible for any compensation, fees, commissions or payments of its employees, agents representatives, co-Placement Agents or other persons or entities utilized by it in connection with its activities on behalf of the Company, and the Placement Agent will indemnify and hold harmless the Company and its affiliates from the claims of any such persons or entities.

14. Covenants of the Company. The Company will provide the Placement Agent for delivery to all offerees and purchasers and their representatives any additional information, documents and instruments which the Placement Agent shall deem necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions where the Securities are to be offered for sale or sold. The Company will file all post-Offering forms, documents or materials and take all other actions required by states in which the Securities have been offered or sold. The Placement Agent will not make offers or sales of the Securities in any jurisdiction in which the Securities have not been qualified or registered or are not exempt from such qualification or registration.

(a) Reg. D Compliance. The Company will comply in all respects with the terms and conditions of Reg. D and applicable state securities laws with respect to the Offering and the sale of the Securities.

(b) Due Diligence Materials. The Company shall provide the Placement Agent copies of all information provided to all prospective offerees and copies of’ all documents pertaining to the closing and sale of Securities. Additionally, the Company shall provide the Placement Agent copies of any documentation reasonably requested by the Placement Agent.

(c) Background Investigation. The Company shall deliver authorization (s) to have background investigations conducted by an outside third party on officers or directors determined by the Placement Agent.

(d) Public Information. The Company acknowledges that all information regarding their officers, directors and majority shareholders have been filed with all appropriate regulatory agencies and are public record. The Company agrees to provide the Placement Agent with any material differences that have not been filed.

15. Compliance with Laws. The Placement Agent represents and warrants that it is a duly registered broker/dealer and in good standing with the SEC, FINRA and the State of California and has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which it shall conduct in compliance with applicable federal and state laws relating to a private placement under Regulation D of the 1933 Act. The Placement Agent represents that it is not a party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement.

16. Assignment Prohibited. No assignment of this Agreement shall be made without the prior written consent of the other party.

17. Amendments. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

18. Governing Law. This Agreement shall be deemed to have been made in the State of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction.

19. Waiver. Neither Placement Agent’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Placement Agent or the Company of any of their respective rights or privileges under this Agreement.

20. Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

22. Entire Agreement. This Agreement and all other agreements and documents referred herein constitute the entire agreement between the Company and the Placement Agent. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated Agreement.

23. Arbitration. The parties agree that this Agreement and all controversies which may arise between the Placement Agent and the Company, whether occurring prior, on or subsequent to the date of this Agreement, will be determined by arbitration. The parties understand that:

(a) Arbitration is final and binding on the parties.

(b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d) The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification or rulings by the arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The parties agree that any arbitration under this Agreement will be held at the facilities of and before an Arbitration Panel appointed by the National Association of Securities Dealers, Inc. (“NASD”), or if the NASD refuses to accept jurisdiction, then before JAMS/ENDISPUTE in San Francisco, California. The award of the arbitrators, or of the majority of them, will be final, and judgments upon the award may be entered in any court, state or federal, having jurisdiction. The parties hereby submit themselves and their personal representatives to the jurisdiction of any state or federal court for the purpose of such arbitration and entering such judgment.

Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except to the extent stated herein.

THIS AGREEMENT IS GOVERNED BY A PRE-DISPUTE ARBITRATION CLAUSE CONTAINED IN PARAGRAPH 23 OF THIS AGREEMENT

Financial West Investment Group, Inc.
(the “Placement Agent”)

By:
Howard Davis
Title:	Director of Corporate Finance

Single Touch Systems, Inc.
(the “Company”)

By:	/s/ Anthony Macaluso
Anthony Macaluso
Title:	CEO